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                                                                   EXHIBIT 10.28

            FIRST AMENDMENT TO EXECUTIVE CHANGE OF CONTROL AGREEMENT
            --------------------------------------------------------

     THIS FIRST AMENDMENT TO EXECUTIVE CHANGE OF CONTROL AGREEMENT ("Amendment") is made as of the 7th day of December, 2001 by and between CIRCOR, Inc., a Massachusetts company (the "Company") and Kenneth W. Smith ("Executive").

     WHEREAS, the Company and the Executive are parties to that certain Executive Change of Control Agreement made as of the 8th day of August, 2000 (the "Agreement") pursuant to which the Executive serves as an officer of the Company and CIRCOR International, Inc., a Delaware corporation of which the Company is a wholly-owned subsidiary (the "Parent"); and

     WHEREAS, the Company and the Executive desire to amend the Agreement solely to the extent set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Section 1 Definitions defines "Good Reason" for the purpose of the Agreement to mean that Executive has complied with the "Good Reason Process" (hereinafter defined) following the occurrence of any of the following events:
(A) a substantial diminution or other substantive adverse change, not consented to by Executive, in the nature or scope of Executive's responsibilities, authorities, powers, functions or duties; (B) any removal, during the term of this Agreement, from Executive of his titles as an officer of the Parent; (C) an involuntary reduction in Executive's Base Salary except for across-the-board reductions similarly affecting all or substantially all management employees;
(D) a breach by the Company of any of its other material obligations under this Agreement and the failure of the Company to cure such breach within thirty (30) days after written notice thereof by Executive; or (E) the involuntary relocation of the Company's offices at which Executive is principally employed or the involuntary relocation of the offices of Executive's primary workgroup to a location more than thirty (30) miles from such offices, or the requirement by the Company that Executive be based anywhere other than the Company's offices at such location on an extended basis, except for required travel on the Company's business to an extent substantially consistent with Executive's business travel obligations. That definition is hereby deleted and replaced with the following definition:

          For purposes of this Agreement, "Good Reason" shall mean that Executive has complied with the "Good Reason Process" (hereinafter defined) following the occurrence of any of the following events:
          (A) a substantial diminution or other substantive adverse change, not consented to by Executive, in the nature or scope of Executive's responsibilities, authorities, powers, functions or duties; (B) any removal, during the term of this Agreement, from Executive of his titles as an officer of Parent; (C) an involuntary reduction in Executive's Base Salary except for across-the-board reductions similarly affecting all or substantially all management employees;
          (D) a breach by the Company of any of its other material obligations under this Agreement and the failure of the Company to cure such breach within thirty (30) days after written notice thereof by Executive; (E) the involuntary relocation of the Company's offices at which Executive is principally employed or the involuntary relocation of the offices of Executive's primary workgroup to a location more than thirty (30) miles from such offices, or the requirement by the Company that Executive be based anywhere other than the Company's offices at such location on an extended basis, except for required travel on the Company's business to an extent substantially consistent with Executive's business travel obligations; or (F) a reduction in Executive's opportunity for annual incentive compensation below the annual incentive opportunity most recently in effect under the Company's Executive Bonus Incentive Plan prior to the Change in Control.

     2. Section 3(a)(i) is hereby deleted in its entirety and replaced with the following:






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          If within twelve (12) months after the occurrence of the first event constituting a Change in Control, Executive's employment is terminated by the Company without Cause as defined in Section 1 or Executive terminates his employment for Good Reason as provided in Section 1, then the Company shall pay Executive a lump sum in cash in an amount equal to two (2) times the sum of (A) Executive's current Base Salary plus (B) Executive's highest annual incentive compensation under the Company's Executive Bonus Incentive Plan in the three (3) immediately preceding fiscal years, excluding any sign-on bonus, retention bonus or any other special bonus; and

     3. Section 3(iii) is hereby deleted in its entirety and replaced with the following:

          If the Executive is otherwise eligible for participation in the Company's Supplemental Executive Retirement Plan ("SERP"), the Executive shall be fully vested in his accrued benefit under the SERP as of the Date of Termination and shall be credited with an additional twenty-four (24) months of Benefit Service under the SERP; and

     4. Section 3(iv) is hereby deleted in its entirety and replaced with the following:

          The Company shall, for a period of two (2) years commencing on the Date of Termination, pay such health insurance premiums as may be necessary to allow Executive, Executive's spouse and dependents to continue to receive health insurance coverage substantially similar to the coverage they received prior to the Date of Termination.

     5.   A new Section 3(a)(v) is hereby added to the Agreement as follows:

          (v) In addition, the Company shall, for a period of two (2) years commencing on the Date of Termination, pay or promptly reimburse Executive for expenses incurred for leasing an automobile (the "Leasing Allowance") in an amount equal to the Leasing Allowance that Executive was entitled to receive from the Company in accordance with the Leasing Allowance policies and procedures then in effect prior to the Date of Termination.

     6. Except as specifically amended hereby, the Agreement remains in full force and effect according to its terms.

     7. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which constitute one instrument.

                            [SIGNATURE PAGE FOLLOWS]



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     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

                                          CIRCOR, INC.

                                          By:  /s/  David A. Bloss, Sr.
                                             ----------------------------------
                                                 David A. Bloss, Sr.
                                                 President


                                          EXECUTIVE

                                              /s/  Kenneth W. Smith
                                             ----------------------------------
                                             Kenneth W. Smith